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                                                      PricewaterhouseCoopers LLP
                                                      PO Box 363566
                                                      San Juan PR 00936-3566
                                                      Telephone (787) 754-9000


                        CONSENT OF INDEPENDENT ACCOUNTS
                        -------------------------------




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1999 relating to the financial statements, which appears on page F-29 of the 1998 Annual Report to Shareholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10K for the year ended December 31, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP




San Juan, Puerto Rico
January 14, 2000